EXHIBIT 10.17


THIS SUPPLEMENT NO. 2 TO THE SUBLICENSE AND SUPPLY AGREEMENT (this "Supplement"), effective as of June 26, 2002 (the "Effective Date") is entered into by and between TRINITY ASSETS COMPANY LIMITED (" TAC"), a company incorporated in Thailand, and TRINITY MEDICAL GROUP USA, INC., a Florida corporation ("TMGUSA"), with respect to the following facts.

     A. TRINITY MEDICAL GROUP USA, INC. (" TMGUSA") and TRINITY ASSETS COMPANY LIMITED (" TAC") entered into a Sublicense and Supply Agreement ("Sublicense and Supply Agreement") dated August 4, 2000, and first amended through the SUPPLEMENT TO THE SUBLICENSE AND SUPPLY AGREEMENT dated August 5, 2000, both parties hereby agree to amend said Sublicense and Supply Agreements under the terms and conditions of this agreement.

NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                              TERM AND TERMINATION

This Supplement shall terminate after the first of the following two events occurs:

(i) Purchase of the first 1,000,000 units of Product from IRC by TMGUSA or its successors; or
(ii) December 31, 2007.

                                    ARTICLE 2
                                    AMENDMENT

Article 4.1 of the Sublicense and Supply Agreement shall be deleted in its entirety and restated to read as follows:


Purchase and Sale of Products
-----------------------------

TMGUSA agrees to sell the Product to TAC at the price equal to US $50 above TMGUSA's cost of the Product for each [100 micrograms dose] purchased.

Article 4.4 of the Sublicense and Supply Agreement shall be added as follows:

Product Purchase Commitment
---------------------------

TAC commits to purchase a minimum of 1,000,000 units of Product from TMGUSA during the three year period beginning after the date the first unit of Product is purchased by TMGUSA (from IRC) for commercial sale to TAC in Thailand.

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                                    ARTICLE 3
                                  CONSIDERATION

Consideration
-------------

3.1 Trinity shall provide the following to TAC as consideration for the addition of Article 4.4 above and for TAC absorbing 50% of the increase in Product purchase price allocated to IRC as per Amendment No. 3 to License and Collaboration Agreement by and between TMGUSA and IRC, dated June 26, 2002:

(i) TMGUSA shall provide to TAC two (2) million shares of IRC stock issued by IRC in connection with the execution of the Amendment No. 3 to License and Collaboration Agreement by and between TMGUSA and IRC, dated June 26, 2002, as soon as administratively practicable after receipt of the IRC stock first by TMGUSA.

(ii) TMGUSA shall provide to TAC one (1) million shares issued by IRC upon execution of Amendment No. 3 to License and Collaboration Agreement in exchange for $1 Million of outstanding debt owed by TMGU to TAC and which will occur within fifteen business days of execution of Amendment No. 3 to License and Collaboration Agreement by and between TMGUSA and IRC, dated June 26, 2002.

(iii) TMGUSA shall provide to TAC one (1) million shares issued by IRC, as soon as administratively practicable after receipt of the IRC shares first by TMGUSA, and only upon receipt of purchase order from TAC and when TAC irrevocably pays its purchase price to TMGUSA for an accumulated amount of 300,000 doses of REMUNE.

(iv) TMGUSA shall provide to TAC one (1) million shares issued by IRC, as soon as administratively practicable after receipt of the IRC shares first by TMGUSA, and only upon receipt of purchase order from TAC and when TAC irrevocably pays its purchase price to TMGUSA for an accumulated amount of 600,000 doses of REMUNE.

(v) TMGUSA shall provide to TAC one (1) million shares issued by IRC, as soon as administratively practicable after receipt of the IRC shares first by TMGUSA, and only upon receipt of purchase order from TAC and when TAC irrevocably pays its purchase price to TMGUSA for an accumulated amount of 1,000,000 doses of REMUNE.

          IN WITNESS WHEREOF, the parties have executed this Supplement as of the date set forth above.

     For and on behalf of
     TRINITY MEDICAL GROUP USA, INC.

     By:

     /s/ James Namnath                  /s/ Vina Churdboonchart
     -----------------                  -----------------------
     James Namnath, CEO                 Vina Churdboonchart, President

     For and on behalf of
     TRINITY ASSETS COMPANY LIMITED

     By:

     /s/ Inthanom Churdboonchart        /s/ Orranart Churdboonchart
     ---------------------------        ---------------------------
     Inthanom Churdboonchart            Orranart Churdboonchart